UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 22, 2005

Date of Report (date of earliest event reported)

VIVUS, INC.

(Exact name of registrant as specified in charter)

Delaware	0-23490	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1172 Castro Street, Mountain View, California 94040

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (408) 435-9600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On December 22, 2005, Vivus Real Estate LLC (“Real Estate LLC”), a wholly owned subsidiary of VIVUS, Inc. (the “Company”), closed escrow relating to two agreements it entered into on November 15, 2005 to purchase from its landlord the Company’s principal manufacturing facility, which was previously leased.  Under the agreements between Real Estate LLC and 735 Airport Road, L.L.C. and 745 Airport Road, L.L.C. (collectively “Seller”), Real Estate LLC paid $7,100,000 for the property located at 735 Airport Road and 745 Airport Road in Lakewood, New Jersey (the “Facility”).  Upon the close of escrow, Seller released to the Company $3,324,143 that was being held by Seller as cash collateral for renovations to the Facility upon the termination of the lease (the “Collateral”).  The purchase price was funded in part by the Collateral and the remainder with the Company’s cash.  The Company may obtain a loan on the Facility, if available at reasonable terms.

Copies of the agreements for the sale of real estate are filed herewith as Exhibit 10.55 and Exhibit 10.56, and are incorporated by reference as though fully set forth herein.  The foregoing descriptions of the agreements are not intended to be complete and are qualified in their entirety by the complete text of the agreements.

Item 9.01 – Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item will be filed by the Registrant pursuant to an amendment to this Current Report or pursuant to the Registrant’s Annual Report on Form 10-K for the fiscal year ended 2005 not later than 71 calendar days after the date this initial Current Report must be filed.

(d) Exhibits.

Exhibit No.	Description
10.55	Agreement for Sale of Real Estate, dated November 15, 2005 by and between the Company and 735 Airport Road, L.L.C.

10.56	Agreement for Sale of Real Estate, dated November 15, 2005 by and between the Company and 745 Airport Road, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2005	VIVUS, INC.

/s/ Timothy E. Morris
Timothy E. Morris Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.55	Agreement for Sale of Real Estate, dated November 15, 2005 by and between the Company and 735 Airport Road, L.L.C.

10.56	Agreement for Sale of Real Estate, dated November 15, 2005 by and between the Company and 745 Airport Road, L.L.C.